Exhibit 10.68

SIXTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Loan and Security Agreement (“Sixth Amendment to Loan and Security Agreement”) is dated as of June 16, 2017 and is made by and among UniBank for Savings (together with its successors and assigns, the “Bank” or “Lender”), Micron Solutions, Inc. (formerly known as Arrhythmia Research Technology, Inc.), a corporation duly organized and validly existing under the laws of the State of Delaware (sometimes referred to herein as “Solutions”) and Micron Products Inc., a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts (sometimes referred to herein as “Micron”).

RECITALS

A.     The Bank extended a line of credit (the “Line of Credit”) dated March 29, 2013 to the Borrowers as evidenced by the $4,000,000.00 Commercial Revolving Line of Credit Promissory Note made by the Borrowers in favor of the Bank, as amended by First Amendment to Commercial Revolving Line of Credit Promissory Note dated October 3, 2013, as further amended by Second Amendment to Commercial Revolving Line of Credit Promissory Note dated June 19, 2015, as further amended by Third Amendment to Commercial Line of Credit Promissory Note dated of even date herewith (as amended, restated, replaced, modified, consolidated, increased, supplemented, renewed or extended to date and as may be amended, restated, replaced, modified, consolidated, increased, supplemented, renewed or extended from time to time hereafter, the “Line Note”).

B.     The Bank extended a term loan (the “Term Loan”) dated March 29, 2013 to the Borrowers as evidenced by the $1,500,000.00 Commercial Term Promissory Note made by the Borrowers in favor of the Bank (as amended, restated, replaced, modified, consolidated, increased, supplemented, renewed or extended to date and as may be amended, restated, replaced, modified, consolidated, increased, supplemented, renewed or extended from time to time hereafter, the “Term Note”).

C.     The Bank extended an equipment line of credit (the “Equipment Line of Credit”) dated March 29, 2013 to the Borrowers as evidenced by the $1,000,000.00 Commercial Equipment Line of Credit Promissory Note made by the Borrowers in favor of the Bank, as amended by First Amendment to Commercial Equipment Line of Credit Promissory Note dated April 10, 2014 (as amended to date and as may be further amended from time to time, the “(as amended, restated, replaced, modified, consolidated, increased, supplemented, renewed or extended to date and as may be amended, restated, replaced, modified, consolidated, increased, supplemented, renewed or extended from time to time hereafter, the “Equipment Note”).

D.     The Bank extended an equipment line of credit (the “2014 Equipment Line of Credit”) dated June 26, 2014 to the Borrowers as evidenced by the $1,000,000.00 Commercial Equipment Line of Credit Promissory Note made by the Borrowers in favor of the Bank (as amended to date and as may be further amended from time to time, the “2014 Equipment Note”).

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E.     The Bank extended an equipment line of credit (the “2015 Equipment Line of Credit”) dated June 19, 2015 to the Borrowers as evidenced by the $1,000,000.00 Commercial Equipment Line of Credit Promissory Note made by the Borrowers in favor of the Bank (as amended, restated, replaced, modified, consolidated, increased, supplemented, renewed or extended to date and as may be amended, restated, replaced, modified, consolidated, increased, supplemented, renewed or extended from time to time hereafter, the “2015 Equipment Note”).

F.     The Bank extended an equipment line of credit (the “2016 Equipment Line of Credit”) dated November 15, 2016 to the Borrowers as evidenced by the $1,000,000.00 Commercial Equipment Line of Credit Promissory Note made by the Borrowers in favor of the Bank (as amended to date and as may be further amended from time to time, the “2016 Equipment Note”).

G.     The Bank extended a term loan (the “2016 Term Loan”) dated November 15, 2016 to the Borrowers as evidenced by the $2,481,943.19 Commercial Term Promissory Note made by the Borrowers in favor of the Bank (as amended, restated, replaced, modified, consolidated, increased, supplemented, renewed or extended to date and as may be amended, restated, replaced, modified, consolidated, increased, supplemented, renewed or extended from time to time hereafter, the “2016 Term Note”).

H.     The proceeds of the 2016 Term Loan were used, in part, to payoff the Term Loan, the Equipment Line of Credit, the 2014 Equipment Line of Credit and the 2015 Equipment Line of Credit.

I.     Effective March 24, 2017, Arrhythmia Research Technology, Inc. changed its name to Micron Solutions, Inc. as evidenced by a Certificate of Amendment of Certificate of Incorporation filed with the Secretary of the State of Delaware on March 10, 2017.

J.     Except where the context requires otherwise, all capitalized terms used herein shall have the meanings set forth in the Loan and Security Agreement between the Bank and the Borrowers dated as of March 29, 2013 (as amended to date and as may be further amended from time to time, the “Loan Agreement”).

K.     The Borrowers have requested that the Bank:

(i)	Modify certain provisions in the Loan Agreement; and
(ii)	Provide an extension to the Termination Date of the Line of Credit and
Line Note from June 30, 2017 to September 30, 2017.

Now therefore, in order to induce the Bank to enter into this Sixth Amendment to Loan and Security Agreement, the Sixth Modification Documents (as hereafter defined) and for other valuable consideration, the receipt and sufficiency of which is acknowledged, the Borrowers jointly and severally make the following representations, warranties, covenants and agreements effective as of the date of this Sixth Amendment to Loan and Security Agreement:

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1.       Inducement Representations.  The Borrowers hereby jointly and severally represent, warrant and covenant to the Bank that:  (a) no Event of Default has occurred, and no event has occurred which with notice or lapse of time or both would constitute an Event of Default under any of the Loan Documents; (b) the Loan Documents, including this Sixth Amendment to Loan and Security Agreement and the other Sixth Modification Documents are the valid, binding and enforceable obligations of the Borrowers, as applicable; (c) the Borrowers have no defenses, setoffs, claims or counterclaims against the Bank with respect to any of the Loans and to the extent any such defenses, setoffs, claims or counterclaims exist, the Borrowers hereby waive and release the same; (d) the execution and delivery of this Sixth Amendment to Loan and Security Agreement and each of the other Sixth Modification Documents have been duly authorized by all necessary corporate action; (e) all of the representations and warranties of the Borrowers set forth in the Loan Agreement and the other Loan Documents, as amended hereby, are true, accurate and complete on and as of the date hereof; (f) the payment and performance of all Obligations of the Borrowers to the Bank (as defined in the Loan Agreement) are secured and shall continue to be secured in accordance with the terms of the Loan Agreement and all other Loan Documents which create or perfect security interests in favor of the Bank; and (g) all facts set forth in the Recital Section of this Sixth Amendment to Loan and Security Agreement are true, accurate, and complete.

2.       Amendment to Definitions in Section 1 of the Loan Agreement.

(a)       Section 1 of the Loan Agreement is hereby amended by adding thereto the following new definitions and, for terms already defined therein, amending and restating such definitions as set forth below:

Agreement or Loan Agreement means the Loan and Security Agreement, as amended by the First Amendment to Loan and Security Agreement dated October 3, 2013, as further amended by the Second Amendment to Loan and Security Agreement dated April 10, 2014, as further amended by Third Amendment to Loan and Security Agreement dated June 26, 2014, as further amended by Fourth Amendment to Loan and Security Agreement dated June 19, 2015, as further amended by Fifth Amendment to Loan and Security Agreement dated November 15, 2016,  as further amended by Sixth Amendment to Loan and Security Agreement dated June 16, 2017, as the same may be further amended from time to time.  Any and all references to the Agreement or Loan Agreement shall include the First Amendment to Loan and Security Agreement,  the Second Amendment to Loan and Security Agreement,  the Third Amendment to Loan and Security Agreement,  the Fourth Amendment to Loan and Security Agreement,  the Fifth Amendment to Loan and Security Agreement and the Sixth Amendment to Loan and Security Agreement.

Borrowers means, collectively, Micron Solutions, Inc. and Micron Products Inc., with each of Micron Solutions, Inc. and Micron Products Inc. being a “Borrower.”  All obligations, covenants and representations of Micron Solutions, Inc. and Micron Products Inc. are joint and several.  Micron Solutions, Inc. is formerly known as Arrhythmia Research Technology, Inc.

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Loan Documents - the definition thereof shall additionally include the Sixth Amendment to Loan and Security Agreement and the Sixth Modification Documents.

Sixth Amendment to Loan and Security Agreement means the Sixth Amendment to Loan and Security Agreement dated June 16, 2017, which amends the Loan and Security Agreement between the Bank and the Borrowers dated as of March 29, 2013.

Sixth Modification Documents mean the following:

(i)	the Sixth Amendment to Loan and Security Agreement;
(ii)	the Third Amendment to Line Note; and
(iii)	all other documents executed by the Borrowers listed on the Closing
Agenda attached hereto as Schedule J.

Third Amendment to Line Note means the Third Amendment to Commercial Revolving Line of Credit Promissory Note dated June 16, 2017, which amends the Commercial Revolving Line of Credit Promissory Note dated as of March 29, 2013. Any and all references to the Line Note shall include the First Amendment to Line Note, the Second Amendment to Line Note and the Third Amendment to Line Note.

3.       Amendment to Section 2.1 of the Loan Agreement.  Existing Section 2.1 of the Loan Agreement is hereby deleted and the following is hereby inserted in its stead:

“(a)  Pursuant to this Agreement and the terms and conditions of the Line Note and upon satisfaction of the conditions precedent in Section 5 hereof, the Borrowers may borrow, repay and reborrow under the Line of Credit; provided, however, that (i) the aggregate amount of all advances and borrowings at any one time outstanding thereunder shall not exceed the face amount of the Line Note minus the amount of all Open Credits or such lesser amount provided for in the Availability Letter (such maximum permitted amount being referred to as the “ Maximum Availability” ); and (ii) any privilege of the Borrowers to request advances or to borrow under the Line of Credit shall terminate on September 30, 2017 (as such date may be extended by the Bank in writing from time to time, in the Bank’s sole and absolute discretion, the “ Termination Date” ) or at the Bank’ s option, on the earlier occurrence of a Default or an Event of Default;”

4.       Amendment to Definitions in Section 8.1 of the Loan Agreement.

(a)       Section 8.1 of the Loan Agreement is hereby amended by adding thereto the following new definitions and, for terms already defined therein, amending and restating such definitions as set forth below:

Debt Service Coverage Ratio means, during the applicable period, that quotient equal to (A) the aggregate of (i) earnings before Interest, taxes,  depreciation and amortization (EBIDTA) minus (ii) cash used for taxes and

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distributions/dividends/withdrawals divided by (B) required payments of principal, interest and capital leases in the corresponding period.

(b)       All other existing definitions in Section 8.1 of the Loan Agreement are hereby ratified and confirmed as amended to date.

5.       New Section 8.7 to the Loan Agreement.  The following new section, Section 8.7, is hereby added immediately following the end of Section 8.6 and immediately preceding Section 9:

“8.7  Additional Insurance.  On or before July 16, 2017, the Borrower shall provide the Bank with evidence of an increase in the non-lethal ballistic projectile liability insurance with Tokyo Marine Insurance to an amount not less than $2,000,000.00, such evidence to be in form, scope and substance acceptable to the Bank.”

6.       Name Change.  Effective as of March 24, 2017, any and all references in the Loan Agreement and in the other Loan Documents to “Arrhythmia Research Technology, Inc.” or “Arrhythmia” or “ART”, including, but not limited to, Arrhythmia’s inclusion in the term “Borrowers” or “Borrower” or “Debtors” or “Debtor”, shall mean Micron Solutions, Inc.

7.       New Schedule J.  The following new Schedule J attached hereto is added to the Loan Agreement following the end of Schedule I.

8.       No Waiver.  The Borrowers hereby acknowledge that the Bank has made no waiver of any provision of the Loan Documents nor of any Default or Event of Default which may exist and that no such waiver shall be implied by virtue of this Sixth Amendment or otherwise.

9.       Costs and Expenses.  The Borrowers will pay to the Bank upon demand all costs and expenses (including attorney’s fees) reasonably incurred by the Bank in connection with the documentation and closing of the Sixth Modification Documents.

10.     Conditions.  The effectiveness of the Sixth Modification Documents shall be conditioned upon, at the Bank’s option: (a) the execution and delivery of this Sixth Amendment to Loan and Security Agreement and the other Sixth Modification Documents by all of the parties thereto; (b) the receipt and satisfactory review by the Bank of finalized 2017 first fiscal quarter ( FY2017 Q1) results showing that the Borrowers are in compliance with all financial covenants; and (c)  the receipt by Bank of all other documents and certificates reasonably requested by Bank and its counsel including without limitation, the Bring  Down Certificate for each Borrower.

11.     Reaffirmation of Loan Documents.  Except as expressly modified herein, all other terms and conditions of the Loan Documents are hereby ratified and confirmed and the Loan Documents, as modified hereby, are and continue to be in full force and effect.  All references in the Loan Documents to any Loan Document shall mean that Loan Document, as amended to date and as further amended from time to time.

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12.     Reaffirmation of Cross-Collateralization and Cross-Default.  The Borrowers hereby acknowledge that the obligations of the Borrowers set forth in the Loan and Security Agreement and the other Loan Documents are intended to capture all obligations and debts of the Borrowers owing to the Bank.  This includes any agreements, loan agreements, security agreements, mortgages, letters or credit, and any other existing or future loans. The Borrowers acknowledge that all obligations of the Borrowers owing to the Bank are cross-collateralized and cross-defaulted with all obligations outstanding.

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IN WITNESS WHEREOF the parties have executed this instrument under seal as of the 16th day of June, 2017.

Borrowers:

Micron Solutions, Inc.

	By:	/s/ Salvatore Emma, Jr.
Witness		Salvatore Emma, Jr., President and
Chief Executive Officer
Duly Authorized

Micron Products Inc.

	By:	/s/ Salvatore Emma, Jr.
Witness		Salvatore Emma, Jr., President and
Chief Executive Officer
Duly Authorized

Bank:

UniBank for Savings

	By:	/s/ Bernard P. Gagnon
Witness		Bernard P. Gagnon, Vice President

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SCHEDULE J

CLOSING DOCUMENT AGENDA

SIXTH MODIFICATION TO FINANCING ARRANGEMENTS

TO

MICRON SOLUTIONS, INC. AND

MICRON PRODUCTS INC.

MADE BY

UNIBANK FOR SAVINGS

CLOSING DATE:  June 16, 2017

, Vice President orcester, MA 01605 e: (508) 849-4253 793-2940 bernard.gagnon@unibank.com
Lender: Bernard P. Gagnon, Vice President UniBank for Savings 24 Gold Star Boulevard Worcester, MA 01605 Phone: (508) 849-4253 Fax: (508) 793-2940 Email: bernard.gagnon@unibank.com	Borrowers: Micron Solutions, Inc. (formerly Arrhythmia Research Technology, Inc.) Micron Products Inc.

Lender’s Counsel:

Anthony J. Salvidio, II, Esquire

Fletcher Tilton, PC (“FT”)

370 Main Street, 11th Floor

Worcester, MA 01608

Phone:  (508) 459-8004

Fax:      (508) 459-8304

Email:asalvidio@fletchertilton.com

Karen M. LaFond, Esquire

Phone:  (508) 459-8015

Fax:      (508) 459-8315

Email:  klafond@fletchertilton.com

Borrowers’ Counsel:

Paul J. D’Onfro, Esquire

Mirick O’Connell DeMaille & Lougee LLP (“MODL”)

100 Front Street

Worcester, MA  01608

Phone:  (508) 929-1624

Fax:       (508) 983-6249

Email:  pdonfro@mirickoconnell.com

DOCUMENTS	Responsible PARTY

A. Sixth Modification to Financing Arrangements

1. Sixth Amendment to Loan and Security Agreement	FT
2. Third Amendment to Commercial Revolving Line of Credit Promissory Note	FT

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3. Copy of existing and continuing UCC-1 Financing Statements (All Asset) a) Micron Solutions, Inc. (f/k/a/ Arrhythmia Research Technology, Inc.) (Delaware) b) Micron Products Inc. (Massachusetts)	FT

4.   Copy of existing and continuing UCC-1 Financing Statements (Specific Equipment)

a)   Micron Solutions, Inc. (f/k/a Arrhythmia Research Technology, Inc.) (Delaware)

b)   Micron Products, Inc. (Massachusetts)

FT

D. Miscellaneous Documents

5. UCC and Tax Lien Search Updates a) Micron Solutions, Inc. b) Arrhythmia Research Technology, Inc. c) Micron Products Inc.	FT
6. Certificates of Good Standing a) Micron Solutions, Inc. b) Micron Products Inc.	MODL
7. Bring Down Certificates a) Micron Solutions, Inc. b) Micron Products Inc.	FT
8. Opinion of Counsel to Borrowers re: Authorization, Due Authority, Enforceability	MODL
9. Identification	Each signatory

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